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                                                                     EXHIBIT 12


                               Dean Foods Company

                Computation of Ratio of Earnings to Fixed Charges
                                 (In thousands)
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                                                        39 Weeks Ended
                                                       February 28, 1999
                                                       -----------------
      Income before taxes                                   $  81,225
                                                            ---------

      Fixed charges:
           Interest expense                                    27,947
           Portion of rentals (33%)                             8,070
                                                            ---------

           Total fixed charges                                 36,017
                                                            ---------
      Earnings before taxes and  fixed charges              $ 117,242
                                                            =========

      Ratio of earnings to fixed charges                          3.3
                                                            =========
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